AMENDMENT TO EMPLOYMENT AGREEMENT

            AMENDMENT, dated as of February 1, 1998, between IVC INDUSTRIES, INC. (the "Company"), a Delaware corporation, and ANDREW M. PINKOWSKI ("Pinkowski"), amending the Employment Agreement, dated April 30, 1996 (the "Employment Agreement").

            The Company and Pinkowski agree that the Employment Agreement is hereby amended as follows:

            1. The first two sentences of Section 2 are amended to read in their entirety as follows:

            Pinkowski's "term of employment," as such phrase is used throughout this Agreement, shall mean the period beginning on February 1, 1998 and ending on April 30, 1999, inclusive of these dates, unless earlier terminated as provided in Section 4 hereof.

            2. Section 3 is amended to read in its entirety as follows:

                  (a) the Company shall pay Pinkowski a base salary for his term of employment, payable in accordance with the Company's customary payroll practices, equal to $112,500.

                  (b) In addition to the base salary provided for in Section
            3(a) hereof, on January 31, 1999, Pinkowski shall be entitled to performance-based bonus compensation in an amount equal to the sum of (i) his base salary on such January 31 multiplied by (ii) the percentage increase, if any, in the income before income taxes of the Company for the 12-month period ended on such January 31 over the income before income taxes of the Company for the 12-month period ended the prior January 31, in each case calculated in accordance with the financial statements included in the Company's Forms 10-Q and 10-K filed with the U.S. Securities and Exchange Commission (the "Financial Statements"). Such performance-based bonus compensation, if any, shall be payable on September 1, 1999; provided, however, that no such performance based bonus compensation shall be payable if, at the time of the proposed payment, an Event of Default exists under the Company's financing arrangements with its banks.

                  (c) The Company may, in its discretion, from time to time, grant Pinkowski options ("Options") to purchase shares of the Company's common stock pursuant to the Company's 1995 Stock Option Plan (the "Plan"), which Options shall have the terms set forth in the Plan.


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            3. Except as expressly amended hereby, no other changes, additions or deletions are intended to be made to the Employment Agreement, and as hereby amended the Employment Agreement remains in full force and effect.


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            IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the date first above written.

                                    IVC INDUSTRIES, INC.


                                    By: /s/ I. Alan Hirschfeld
                                        ----------------------
                                       Name:
                                       Title:


                                    /s/ Andrew M. Pinkowski
                                    --------------------------
                                    Andrew M. Pinkowski


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